Exhibit 1

JOINT FILING AGREEMENT

RRJ Capital Ltd, RRJ Capital Master Fund I, L.P., Senja Capital Ltd, Hampton Asset Holding Ltd and Ong Tiong Sin, in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, hereby agree that the statement on Schedule 13D to which this Agreement is attached as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such person or entity, that each such person or entity is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such person or entity contained therein.

RRJ CAPITAL LTD
Date:	February 5, 2018	Signature:	/s/ Ong Tiong Sin
		Name:	Ong Tiong Sin
		Title:	Director

RRJ CAPITAL MASTER FUND I, L.P. By: RRJ Capital Ltd, its general partner
Date:	February 5, 2018	Signature:	/s/ Ong Tiong Sin
		Name:	Ong Tiong Sin
		Title:	Director

SENJA CAPITAL LTD
Date:	February 5, 2018	Signature:	/s/ Ong Tiong Sin
		Name:	Ong Tiong Sin
		Title:	Director

HAMPTON ASSET HOLDING LTD
Date:	February 5, 2018	Signature:	/s/ Ong Tiong Sin
		Name:	Ong Tiong Sin
		Title:	Director

ONG TIONG SIN
Date:	February 5, 2018	Signature:	/s/ Ong Tiong Sin
		Name:	Ong Tiong Sin
		Title:	Director